UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

GOLUB CAPITAL DIRECT LENDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01412	87-1489837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On May 14, 2024 (the “Effective Date”), Golub Capital Direct Lending Corporation (the “Company”), GDLC Funding II LLC (“GDLC Funding”), a direct, wholly owned subsidiary of the Company, entered into a loan financing and servicing agreement (the “DB Credit Facility”), with the Company, as equityholder and as servicer, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents party thereto, each of the entities from time to time party thereto as securitization subsidiaries and Deutsche Bank National Trust Company, as collateral agent and as collateral custodian.

Under the DB Credit Facility, the lenders have agreed to extend credit to GDLC Funding in an aggregate principal amount of up to $150.0 million as of the Effective Date. The period during which GDLC Funding may request drawdowns under the DB Credit Facility (the “Revolving Period”) commenced on the Effective Date and will continue through May 14, 2027, unless there is an earlier termination or event of default. The DB Credit Facility will mature on the earliest of (i) three (3) years from the last day of the Revolving Period, (ii) the date on which the Company ceases to exist or (iii) the occurrence of an event of default.

During the Revolving Period, borrowings under the DB Credit Facility will bear interest at the applicable base rate plus 2.25% per annum during the Revolving Period, and 2.75% per annum after the Revolving Period. The base rate under the DB Credit Facility is (i) the 3-month term CORRA plus an adjustment equal to 0.32138% with respect to any advances denominated in Canadian dollars, (ii) the 3-month Euro Interbank Offered Rate with respect to any advances denominated in euros, (iii) the 3-month Bank Bill Swap Rate with respect to any advances denominated in Australian dollars, (iv) the daily simple Sterling Overnight Index Average with respect to any other advances denominated in U.K. pound sterling plus an adjustment for a period of three (3) months equal to 0.1193%, (v) daily simple Swiss Average Rate Overnight with respect to any advances denominated in Swiss francs, (vi) 3-month Copenhagen Interbank Offered Rate with respect to any advances denominated in Danish krones, (vii) 3-month Bank Bill Benchmark Rate with respect to any advances denominated in New Zealand dollars, (viii) 3-month Norwegian Krone Interbank Offered Rate with respect to any advances denominated in Norwegian krona, (ix) 3-month Stockholm Interbank Offered Rate with respect to any advances denominated in Swedish krona, and (x) the three-month term SOFR with respect to any other advances. In connection with the DB Credit Facility, the Company paid an up-front commitment fee and agreed to pay an additional commitment fee on the first anniversary of the Effective Date, so long as the DB Credit Facility remains outstanding as of such date. Additionally, a syndication/agent fee is payable to the facility agent each quarter. In addition, a non-usage fee of 0.25% per annum is payable on the undrawn amount under the DB Credit Facility, and, during the Revolving Period, an additional fee based on unfunded commitments of the lenders may be payable if borrowings under the DB Credit Facility do not exceed a minimum utilization percentage threshold. A prepayment fee would be payable in the event of any permanent reduction in commitments of the DB Credit Facility in the amount of 0.50% or 0.25% of the amount of the reduction during the first or second year after the Effective Date, respectively.

The DB Credit Facility is secured by all of the assets held by GDLC Funding. GDLC Funding has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The borrowings of the Company, including under the DB Credit Facility, are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The Company has transferred as of the Effective Date and can transfer from time to time certain loans and debt securities it has originated or acquired to GDLC Funding through a sale and contribution agreement, and the Company can cause GDLC Funding to originate or acquire loans, consistent with the Company’s investment objectives.

The description above is only a summary of the material provisions of the DB Credit Facility and is qualified in its entirety by reference to copies of the DB Credit Facility and Sale and Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Loan Financing and Servicing Agreement, dated as of May 14, 2024, by and among GDLC Funding II LLC, as borrower, Golub Capital Direct Lending Corporation, as equityholder and as servicer, the lenders from time to time party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto, each of the entities from time to time party thereto as securitization subsidiaries, and Deutsche Bank National Trust Company, as collateral agent and as collateral custodian.
10.2*	Sale and Contribution Agreement, dated as of May 14, 2024, between Golub Capital Direct Lending Corporation, as seller, and GDLC Funding II LLC, as purchaser.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Corporation. has duly caused this report to be signed on its behalf by the ugndersigned hereunto duly authorized.

Golub Capital Direct Lending Corporation

Date: May 16, 2024	By:	/s/ Christopher C. Ericson
	Name:	Christopher Ericson
	Title:	Chief Financial Officer